SHILOH INDUSTRIES REPORTS FIRST-QUARTER FISCAL 2020 RESULTS

VALLEY CITY, Ohio, March 4, 2020 (BUSINESS WIRE) - Shiloh Industries, Inc. (NASDAQ: SHLO), an environmentally focused global supplier of lightweighting, noise and vibration solutions to the automotive, commercial vehicle and other industrial markets, today reported financial results for its fiscal 2020 first-quarter ended January 31, 2020.

First-Quarter 2020 Highlights:

•	Revenues were $243.5 million.

•	Gross profit was $19.3 million, an increase of 40.9% over prior year.

•	Gross margin of 7.9%, an expansion of 260 basis points over prior year.

•	Net loss was $3.7 million or $0.16 cents per basic share, an improvement of 20%.

•	Adjusted EBITDA was $15.3 million, an increase of 21.4% over prior year.

•	Adjusted EBITDA margin was 6.3%, an expansion of 140 basis points over prior year.

“We are pleased with a 41% gross margin improvement in the first quarter. Execution of strategic initiatives are improving profitability as demonstrated by the expansion of our gross margin and adjusted EBITDA margin,” said Ramzi Hermiz, president and chief executive officer. "I am also delighted to announce two additional manufacturing facilities are now utilizing 100% renewable electrical energy, bringing our total to five facilities globally as we make further progress towards our sustainability goals."

"Additionally, we were awarded significant new global business with luxury European OEMs, reinforcing the strong demand for our innovative product solutions across the globe.  We are working closely with our customers and suppliers to assess the impact of the COVID-19 virus, while taking appropriate precautions to ensure the safety of our employees.  The investments that we have made to enhance our operational flexibility and improve our performance have positioned us to navigate market cycles and disruptions.  We remain confident in our ability to deliver our original 2020 financial guidance.”

2020 Outlook
Shiloh is maintaining its previously announced 2020 guidance for revenue of approximately $1 billion and adjusted EBITDA in the range of $75 million to $80 million, representing an increase of 7% to 15% compared to 2019.

Shiloh to Host Conference Call Today at 9:00 A.M. ET
Shiloh will host a conference call on Tuesday, March 4, 2020 at 9:00 A.M. Eastern Time to discuss Shiloh's first quarter fiscal 2020 financial results. The conference call can be accessed by dialing 1-877-407-0784, or for international callers, 1-201-689-8560. Please dial-in approximately five minutes in advance and request the Shiloh Industries first quarter fiscal 2020 results conference call. A replay will be available after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the replay is 13699642. The replay will be available until March 24, 2020. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of Shiloh's website at www.shiloh.com.

Investor Contact:
For inquiries, please contact our Investor Relations department at: 1-646-378-2986 or at investors@shiloh.com.

About Shiloh Industries, Inc.
Shiloh Industries, Inc. (NASDAQ: SHLO) is a global innovative solutions provider focusing on lightweighting technologies that provide environmental and safety benefits to the mobility market. Shiloh designs and manufactures products within body structure, chassis and propulsion systems. Shiloh’s multi-component, multi-material solutions are comprised of a variety of alloys in aluminum, magnesium and steel grades, along with its proprietary line of noise and vibration reducing ShilohCore® acoustic laminate products.  The strategic BlankLight®, CastLight® and StampLight® brands combine to maximize lightweighting solutions without compromising safety or performance. Shiloh has approximately 3,600 dedicated employees with operations, sales and technical centers throughout Asia, Europe and North America.

Forward-Looking Statements

Certain statements made by Shiloh in this press release regarding our operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales, earnings expectations, cost savings, awarded sales, volume growth, earnings or general belief in our expectations of future operating results are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are made on the basis of management's assumptions and expectations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements due to a variety of factors, including (1) our ability to accomplish our strategic objectives; (2) our ability to obtain future sales; (3) changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities; (4) costs related to legal and administrative matters; (5) our ability to realize cost savings expected to offset price concessions; (6) our ability to successfully integrate acquired businesses, including businesses located outside of the United States; (7) risks associated with doing business internationally, including economic, political and social instability, foreign currency exposure and the lack of acceptance of our products; (8) inefficiencies related to production and product launches that are greater than anticipated; (9) changes in technology and technological risks; (10) work stoppages and strikes at our facilities and that of our customers or suppliers; (11) our dependence on the automotive and heavy truck industries, which are highly cyclical; (12) the dependence of the automotive industry on consumer spending, which is subject to the impact of domestic and international economic conditions affecting car and light truck production; (13) regulations and policies regarding international trade; (14) financial and business downturns of our customers or vendors, including any production cutbacks or bankruptcies; (15) increases in the price of, or limitations on the availability of aluminum, magnesium or steel, our primary raw materials, or decreases in the price of scrap steel; (16) the successful launch and consumer acceptance of new vehicles for which we supply parts; (17) the impact on financial statements of any known or unknown accounting errors or irregularities; and the magnitude of any adjustments in restated financial statements of our operating results; (18) the occurrence of any event or condition that may be deemed a material adverse effect under agreements related to our outstanding indebtedness or a decrease in customer demand which could cause a covenant default under agreements related to our outstanding indebtedness; (19) increases in pension plan funding requirements; (20) our ability to derive a substantial portion of our sales from large customers; (21) the impact of the coronavirus COVID-19 outbreak on operations and financial results; and (22) other factors besides those listed here could also materially affect our business. See "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended October 31, 2019 for a more complete discussion of these risks and uncertainties. Any or all of these risks and uncertainties could cause actual results to differ materially from those reflected in the forward-looking statements. These forward-looking statements reflect management's analysis only as of the date of this Press Release. We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of filing this Press Release. In addition to the disclosures contained herein, readers should carefully review risks and uncertainties contained in other documents we file from time to time with the SEC.

Non-GAAP Financial Measures
This press release may include non-GAAP financial measures, including “EBITDA,” “adjusted EBITDA ," "adjusted EBITDA margin" and "adjusted earnings per share." We define EBITDA as net income (loss) before interest, taxes, depreciation and amortization. We define adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, and other adjustments as described in the reconciliations accompanying this press release. We define adjusted EBITDA margin as adjusted EBITDA divided by net revenues as shown in the reconciliations accompanying this press release. Adjusted earnings per share excludes certain income and expense items as shown in the reconciliation accompanying this press release. We use EBITDA, adjusted EBITDA, adjusted EBITDA margin and adjusted earnings per share as supplements to information provided in accordance with generally accepted accounting principles ("GAAP") in evaluating our business and they are included in this press release because they are principal factors upon which our management assesses performance. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP are set forth below. The non-GAAP measures presented in this release are not measures of performance under GAAP. These measures should not be considered as alternatives to the most directly comparable financial measures calculated in accordance with GAAP. Other companies in our industry may define these non-GAAP measures differently than we do and, as a result, these non-GAAP measures may not be comparable to similarly titled measures used by other companies; and certain of our non-GAAP financial measures exclude financial information that some may consider important in evaluating our performance. Given the inherent uncertainty regarding special items and other expenses in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

Adjusted Earnings Per Share Reconciliation	Three Months Ended January 31,
	2020	2019
Net income (loss) per common share (GAAP)
Basic	$(0.16)	$(0.20)
Tax valuation adjustments	(0.12)	—
Transformation restructuring	0.12	0.10
Amortization of intangibles	0.02	0.02
Legal, professional and other fees	0.02	0.05
Adjusted basic earnings (loss) per share (non-GAAP)	$(0.12)	$(0.03)

Adjusted EBITDA Reconciliation	Three Months Ended January 31,
	2020	2019
Net loss	$(3,680)	$(4,698)
Depreciation and amortization	11,864	11,860
Interest expense (net)	4,350	3,350
Benefit for income taxes	(2,267)	(3,087)
EBITDA (non-GAAP)	10,267	7,425
Transformation restructuring	3,803	3,006
Legal, professional and other fees	659	1,635
Stock compensation	578	545
Adjusted EBITDA (non-GAAP)	$15,307	$12,611
Adjusted EBITDA margin (non-GAAP)	6.3%	4.9%

SHILOH INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)

	January 31, 2020	October 31, 2019

	(Unaudited)
ASSETS:
Cash and cash equivalents	$12,260	$14,320
Accounts receivable, net	164,767	172,468
Related party accounts receivable	1,519	1,477
Prepaid income taxes	734	1,853
Inventories, net	63,347	63,547
Prepaid expenses	7,926	8,980
Other current assets	15,360	13,354
Total current assets	265,913	275,999
Property, plant and equipment, net	325,079	328,026
Goodwill	22,425	22,395
Intangible assets, net	12,546	13,025
Deferred income taxes	8,538	5,169
Operating lease assets	54,617	—
Other assets	6,481	7,077
Total assets	$695,599	$651,691
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current debt	$1,885	$1,975
Accounts payable	138,613	155,754
Current portion of operating lease liabilities	8,009	—
Other accrued expenses	44,006	50,093
Accrued income taxes	—	316
Total current liabilities	192,513	208,138
Long-term debt	265,195	248,695
Long-term benefit liabilities	23,869	24,147
Deferred income taxes	901	798
Noncurrent operating lease liabilities	46,174	—
Other liabilities	2,207	2,399
Total liabilities	530,859	484,177
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 per share; 5,000,000 shares authorized; no shares issued and outstanding at January 31, 2020 and October 31, 2019, respectively	—	—
Common stock, par value $0.01 per share; 75,000,000 shares authorized at January 31, 2020 and October 31, 2019; 24,206,392 and 23,790,258 shares issued and outstanding at January 31, 2020 and October 31, 2019, respectively	242	238
Paid-in capital	117,008	116,436
Retained earnings	112,186	115,866
Accumulated other comprehensive loss, net	(64,696)	(65,026)
Total stockholders’ equity	164,740	167,514
Total liabilities and stockholders’ equity	$695,599	$651,691

SHILOH INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,
	2020	2019
Net revenues	$243,486	$258,933
Cost of sales (	224,197	245,242
Gross profit	19,289	13,691
Selling, general & administrative expenses	16,703	16,085
Amortization of intangible assets	519	521
Restructuring	3,803	3,006
Operating income (loss)	(1,736)	(5,921)
Interest expense	4,356	3,355
Interest income	(6)	(5)
Other (income) expense, net	(139)	(1,486)
Loss before income taxes	(5,947)	(7,785)
Benefit for income taxes	(2,267)	(3,087)
Net loss	$(3,680)	$(4,698)
Loss per share:
Basic loss per share	$(0.16)	$(0.20)
Basic weighted average number of common shares	23,653	23,385
Diluted loss per share	$(0.16)	$(0.20)
Diluted weighted average number of common shares	23,653	23,385

SHILOH INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)
(Unaudited)

	Three Months Ended January 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,680)	$(4,698)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,864	11,860
Amortization of deferred financing costs	536	297
Restructuring	2,233	1,043
Deferred income taxes	(2,961)	(3,918)
Stock-based compensation expense	578	545
(Gain) loss on sale of assets	145	(2,915)
Loss on marketable securities	—	20
Changes in operating assets and liabilities:
Accounts receivable, net	5,245	40,283
Inventories, net	(584)	704
Prepaids and other assets	(1,061)	1,059
Payables and other liabilities	(21,157)	(34,138)
Prepaid and accrued income taxes	1,554	(3,781)
Net cash (used in) provided by operating activities	(7,288)	6,361
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(11,522)	(15,661)
Proceeds from sale of assets	—	10,858
Net cash used in investing activities	(11,522)	(4,803)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of capital leases	(90)	(201)
Proceeds from long-term borrowings	64,200	61,600
Repayments of long-term borrowings	(47,700)	(68,300)
Payment of deferred financing costs	(98)	—
Net cash provided by (used in) financing activities	16,312	(6,901)
Effect of foreign currency exchange rate fluctuations on cash	438	167
Net decrease in cash and cash equivalents	(2,060)	(5,176)
Cash and cash equivalents at beginning of period	14,320	16,843
Cash and cash equivalents at end of period	$12,260	$11,667